Exhibit 99.1

DXC Technology Reports Fourth Quarter and Full Fiscal Year 2023 Results

•Revenues of $3.59 billion for Q4 FY23, down 10.4% as compared to prior year period, and down 2.9% on an organic basis

•Diluted Loss Per Share was $(3.38) and Non-GAAP Diluted Earnings Per Share was $1.02 in Q4 FY23

•Book-to-bill of 1.04x in the fourth quarter of FY23; book-to-bill in the quarter for both GBS and GIS segments was greater than 1.0x

•Q4 FY23 operating cash flow of $415 million, less capital expenditures of $146 million, resulted in free cash flow of $269 million

•The Company completed its $1 billion share repurchase initiative in April 2023. Today, DXC is announcing a new $1 billion share repurchase

ASHBURN, VA, May 18, 2023 – Today, DXC Technology (NYSE: DXC) reported results for the fourth quarter and the full fiscal year 2023.

“We are pleased with our performance in the fourth quarter and fiscal 2023, as it demonstrates that we are executing and positions us for more progress in fiscal year 2024.” said Mike Salvino, Chairman, President, and CEO of DXC. “The clear execution on our transformation journey by our talented team has delivered a better culture, stronger customers relationships, an improved sales model, revenue stability, expanded margins, free cash flow, and a solid investment grade credit profile, while returning $1 billion back to our shareholders. This is great execution and I am happy that our future focus will not be fixing challenges, but on continuing to deliver higher quality revenue, margin, earnings per share, expanding free cash flow, and returning another $1 billion to shareholders, while maintaining our solid financial foundation.”

Financial Highlights(1)	Q4 FY23	Q4 FY22	FY23	FY22
Revenue	$3,591	$4,008	$14,430	$16,265
YoY Revenue Growth	(10.4)%	(8.6)%	(11.3)%	(8.3)%
YoY Organic Revenue Growth(2)	(2.9)%	(2.8)%	(2.7)%	(2.6)%

Net Income/(Loss)	$(758)	$539	$(566)	$736
Net Income as a % of Sales	(21.1)%	13.4%	(3.9)%	4.5%

EBIT(2)	$(1,146)	$828	$(820)	$1,280
EBIT Margin %(2)	(31.9)%	20.7%	(5.7)%	7.9%

Adjusted EBIT(2)	$320	$342	$1,157	$1,375
Adjusted EBIT Margin %(2)	8.9%	8.5%	8.0%	8.5%

Earnings/(Loss) Per Share (Diluted)	$(3.38)	$2.14	$(2.48)	$2.81
Non-GAAP EPS (Diluted)(2)	$1.02	$0.84	$3.47	$3.50

Book-to-Bill	1.04x	1.20x	1.02x	1.11x
(1) In millions, except per-share amounts and numbers presented as percentages and ratios
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

Financial Highlights - Fourth Quarter of Fiscal Year 2023

Revenue was $3.59 billion for the fourth quarter of fiscal year 2023, down 10.4% as compared to the prior year period, and down 2.9% on an organic basis. The organic revenue decline was the result of a lower level of resale revenues and a lower level of project revenues in the fourth quarter of fiscal year 2023.

Net income was $(758) million, or (21.1)% of sales for the fourth quarter of fiscal year 2023, compared to $539 million, or 13.4% of sales, in the prior year quarter. EBIT was $(1,146) million or (31.9)% of sales. Adjusted EBIT margin was 8.9% in the fourth quarter, up 40 basis points as compared to the prior year quarter.

Loss per share was $(3.38) and Non-GAAP diluted earnings per share was $1.02 for the fourth quarter of fiscal year 2023. Compared to the prior year quarter, loss per share and non-GAAP diluted earnings per share were impacted by a lower share count and lower net interest expense, partially offset by foreign exchange headwinds and lower sales volumes. GAAP loss per share was negatively impacted by a higher tax rate, while Non-GAAP diluted earnings per share benefited from a lower Non-GAAP tax rate.

In the fourth quarter of fiscal year 2023, the annual pension plan mark-to-market evaluation resulted in a net mark-to-market loss of $1,070 million primarily due to the performance of plan assets. In addition, the Company executed a buy-out of one of its defined benefit pension plans in the UK in coordination with the plan trustees. The buy-out removes the funding risk from DXC's balance sheet and resulted in a loss of $361 million. Both of these non-cash items are excluded from the Company's Non-GAAP results.

On a trailing twelve months basis, the company delivered a book to bill of 1.02x.

Financial Information by Segment

Global Business Services ("GBS")(1)	Q4 FY23	Q4 FY22	FY23	FY22
Revenue	$1,751	$1,892	$6,960	$7,598
YoY Revenue Growth	(7.5)%	(5.4)%	(8.4)%	(8.9)%
YoY Organic Revenue Growth(2)	3.3%	3.4%	2.4%	3.9%

Segment Profit	$240	$275	$912	$1,160
Segment Profit Margin	13.7%	14.5%	13.1%	15.3%

Book-to-Bill	1.04x	1.46x	1.05x	1.24x
(1) In millions, except numbers presented as percentages and ratios
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

GBS segment revenue was $1,751 million in the fourth quarter of fiscal year 2023, down 7.5% compared to the prior year period and up 3.3% on an organic basis. GBS performance was driven by continued growth in the Analytics & Engineering business, where revenue increased 8.5% on an organic basis. GBS segment profit was $240 million and segment profit margin was 13.7%, down 80 bps compared to prior year period due to increased investments as we implement our offering-led sales model, partially offset by cost optimization initiatives. GBS bookings for the quarter were $1.8 billion for a book-to-bill of 1.04x, and 1.05x on a trailing twelve months basis.

Global Infrastructure Services ("GIS")(1)	Q4 FY23	Q4 FY22	FY23	FY22
Revenue	$1,840	$2,116	$7,470	$8,667
YoY Revenue Growth	(13.0)%	(11.3)%	(13.8)%	(7.7)%
YoY Organic Revenue Growth(2)	(8.5)%	(8.0)%	(7.2)%	(8.4)%

Segment Profit	$143	$124	$507	$475
Segment Profit Margin	7.8%	5.9%	6.8%	5.5%

Book-to-Bill	1.03x	0.96x	0.99x	1.01x
(1) In millions, except numbers presented as percentages and ratios
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

GIS segment revenue was $1,840 million in the fourth quarter of fiscal year 2023, down 13.0% compared to the prior year period, and down 8.5% on an organic basis. GIS segment revenue performance was driven by lower Modern Workplace and Cloud Infrastructure & ITO revenues. GIS segment profit was $143 million with a segment profit margin of 7.8%, a 190 bps margin expansion as compared to fourth quarter of fiscal year 2022, driven by efficiencies from our cost optimization initiatives, a favorable sales mix shift with lower resale activity, partially offset by increased investments as we implement our offering-led sales model. GIS bookings were $1.9 billion in the quarter for a book-to-bill of 1.03x, and 0.99x on a trailing twelve months basis.

Offering Highlights

The results for our six offerings are as follows:

Offerings Revenues(1)	Q4 FY23	Q3 FY23	Q2 FY23	Q1 FY23	Q4 FY22
Analytics and Engineering	$558	$535	$524	$503	$529
Applications	786	832	825	882	827
Insurance Software & BPS	390	371	363	368	385
Security	113	112	108	105	120
Cloud Infrastructure & ITO	1,270	1,283	1,309	1,395	1,479
Modern Workplace	457	433	436	448	507
Subtotal	3,574	3,566	3,565	3,701	3,847
M&A and Divestitures
Revenues	17	—	1	6	161
Total Revenues	$3,591	$3,566	$3,566	$3,707	$4,008
(1)In millions

Cash Flow

Cash Flow(1)	Q4 FY23	Q4 FY22	FY23	FY22
Cash Flow from Operations	$415	$271	$1,415	$1,501
Less Capital Expenditures:
Purchase of property and equipment	(55)	(37)	(267)	(254)
Transition and transformation contract costs	(57)	(57)	(223)	(209)
Software purchased or developed	(34)	(84)	(188)	(295)
Free Cash Flow	$269	$93	$737	$743
(1)In millions

Cash flow from operations was $415 million in the fourth quarter of fiscal year 2023, as compared to $271 million in the fourth quarter of fiscal year 2022, and capital expenditures were $146 million in the fourth quarter of fiscal year 2023, as compared to $178 million in the fourth quarter of fiscal year 2022. Free cash flow (cash flow from operations, less capital expenditures) was $269 million in the fourth quarter of fiscal year 2023, as compared to $93 million in the fourth quarter of fiscal year 2022. For the fiscal year 2023, operating cash flow and free cash flow were negatively impacted by a lower level of deposits at the German Banks of approximately $70 million. The German banks were sold on January 3, 2023.

Guidance

The Company's guidance for the first quarter and full fiscal year 2024 is as follows:

Key Metrics(1)	Q1 FY24 Guidance			FY24 Guidance
	Lower End	Higher End	Q1 FY23	Lower End	Higher End	FY23
Organic Revenue Growth %	(2.0)%	(1.0)%	(2.6)%	(0.5)%	0.5%	(2.7)%
Adjusted EBIT Margin	7.5%	8.0%	7.0%	8.0%	8.5%	8.0%
Non-GAAP Diluted EPS	$0.80	$0.85	$0.75	$3.80	$4.05	$3.47
Free Cash Flow			$(12)	$900		$737
Revenue
Revenue	$3,540	$3,580	$3,707	$14,400	$14,550	$14,430
Acquisition & Divestitures Impact on Revenues	(2.6)%		(2.1)%	(1.7)%		(2.6)%
Foreign Exchange Impact on Revenues	—%		(5.8)%	2.0%		(6.0)%
Others
Pension Income Benefit(2)	~$20		$48	~$80		$178
Net Interest Expense	~$23		$17	~$90		$65
Non-GAAP Tax Rate	~29%			~29%
Weighted Average Diluted Shares Outstanding	212	216	237	196	205	233
Restructuring & TSI Expense			$35	~$100		$232
Capital Lease / Asset Financing payments			$97	~$415		$511
Foreign Exchange Assumptions	Current Estimate		Q1 FY23	Current Estimate		FY23
$/Euro exchange rate	$1.10		$1.07	$1.10		$1.04
$/GBP exchange rate	$1.26		$1.26	$1.26		$1.21
$/AUD exchange rate	$0.68		$0.72	$0.68		$0.69
(1) In millions except for ratios, rates and per share numbers
(2)Pension benefit is split between Cost Of Sales (COS) & Other Income:
Fiscal year 2024: Net pension benefit of $80 million;$65 million service cost in COS, $145 million pension benefit in Other income
Fiscal year 2023: Net pension benefit of $178 million; $73 million service cost in COS, $251 million pension benefit in Other income

DXC does not provide a reconciliation of Non-GAAP measures that it discusses as part of its guidance because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of significant non-recurring items. Without this information, DXC does not believe that a reconciliation would be meaningful.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss these results on May 18, 2023, at 5:00 p.m. EDT. The dial-in number for domestic callers is +1 (888) 330-2455. Callers who reside outside of the United States should dial +1 (240) 789-2717. The passcode for all participants is 4164760. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until May 25, 2023. The phone number for the replay is +1 (800) 770-2030 or +1 (647) 362-9199. The replay passcode is 4164760.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission-critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private, and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward-Looking Statements

All statements and assumptions contained in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target,” and “will” and words and terms of similar substance in discussions of future operating or financial performance. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved.

Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, divestitures, competitive position, growth opportunities, share repurchases, dividend payments, plans and objectives of management and other matters. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control.

Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to:

•our inability to succeed in our strategic objectives;
•the risk of liability or damage to our reputation resulting from security incidents, including breaches, and cyber-attacks to our systems and networks and those of our business partners, insider threats, disclosure of sensitive data or failure to comply with data protection laws and regulations in a rapidly evolving regulatory environment; in each case, whether deliberate or accidental;
•our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings;
•our inability to compete in certain markets and expand our capacity in certain offshore locations and risks associated with such offshore locations such as the ongoing conflict between Russia and Ukraine;
•failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs;
•public health crises such as the COVID-19 pandemic
•our indebtedness;
•the competitive pressures faced by our business;
•our inability to accurately estimate the cost of services, and the completion timeline of contracts;
•execution risks by us and our suppliers, customers, and partners;
•the risks associated with climate change and natural disasters;
•increased scrutiny of, and evolving expectations for, sustainability and environmental, social, and governance initiatives;
•our inability to retain and hire key personnel and maintain relationships with key partners;
•the risks associated with prolonged periods of inflation or current macroeconomic conditions, including the current decline in economic growth rates in the United States and in other countries, the possibility of reduced spending by customers in the areas we serve, the success of our cost-takeout efforts, continuing unfavorable foreign exchange rate movements, and our ability to close new deals in the event of an economic slowdown;
•the risks associated with our international operations, such as risks related to currency exchange rates;
•our inability to comply with existing and new laws and regulations, including social and environmental responsibility regulations, policies and provisions, as well as customer and investor demands;
•our inability to achieve the expected benefits of our restructuring plans;
•inadvertent infringement of third-party intellectual property rights or our inability to protect our own intellectual property assets;
•our inability to procure third-party licenses required for the operation of our products and service offerings;
•risks associated with disruption of our supply chain;
•our inability to maintain effective disclosure controls and internal control over financial reporting;

•potential losses due to asset impairment charges;
•our inability to pay dividends or repurchase shares of our common stock;
•pending investigations, claims and disputes and any adverse impact on our profitability and liquidity;
•disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit;
•counterparty default risk in our hedging program;
•our failure to bid on projects effectively;
•financial difficulties of our customers and our inability to collect receivables;
•our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements;
•our inability to succeed in our strategic transactions;
•changes in tax laws and any adverse impact on our effective tax rate;
•risks following the merger of Computer Sciences Corporation (“CSC”) and Enterprise Services business of Hewlett Packard Enterprise Company’s (“HPES”) businesses, including anticipated tax treatment, unforeseen liabilities, and future capital expenditures;
•risks following the spin-off of our former U.S. Public Sector business (the “USPS”) and its related mergers with Vencore Holding Corp. and KeyPoint Government Solutions in June 2018 to form Perspecta Inc. (including its successors and permitted assigns, “Perspecta”), which was acquired by Peraton in May 2021; and
•the other factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary Non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, Adjusted EBIT, Adjusted EBIT margin, Non-GAAP diluted EPS, organic revenue growth, free cash flow, and Non-GAAP tax rate.

We believe EBIT, EBIT margin, Adjusted EBIT, Adjusted EBIT margin, and Non-GAAP diluted EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses. Free cash flow represents cash flow from operations, less capital expenditures.

One category of expenses excluded from Adjusted EBIT, Adjusted EBIT margin, and Non-GAAP diluted EPS, incremental amortization of intangible assets acquired through business combinations, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets primarily customer-related intangible assets, from its Non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from Adjusted EBIT, Adjusted EBIT margin, and Non-GAAP diluted EPS, impairment losses, may result in a significant difference in period over period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts, reflect generally an acceleration of what would be multiple periods of expense and do not expect to occur frequently. Further assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in the periods presented. See below for a description of the methodology we use to present organic revenues.

Selected references are made to revenue growth on an “organic basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures, thereby providing comparisons of operating performance from period to period of the business that we have owned during all periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. This approach is used for all results where the functional currency is not the U.S. dollar.

There are limitations to the use of the Non-GAAP financial measures presented in this press release. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our Non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate Non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

# # #

Contact:

John Sweeney, CFA, VP of Investor Relations, +1-980-315-3665, john.sweeney@dxc.com
Sean B. Pasternak, Corporate Media Relations, +1-647-975-7326, sean.pasternak@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per-share amounts)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022

Revenues	$3,591	$4,008	$14,430	$16,265

Costs of services (excludes depreciation and amortization and restructuring costs)	2,742	3,161	11,246	12,683
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	387	315	1,375	1,408
Depreciation and amortization	375	423	1,519	1,717
Restructuring costs	81	70	216	318
Interest expense	63	43	200	204
Interest income	(46)	(14)	(135)	(65)
Debt extinguishment costs	—	—	—	311
Gain on disposition of businesses	(202)	2	(190)	(371)
Other expense (income), net	1,354	(791)	1,084	(1,081)
Total costs and expenses	4,754	3,209	15,315	15,124

(Loss) income before income taxes	(1,163)	799	(885)	1,141
Income tax (benefit) expense	(405)	260	(319)	405
Net (loss) income	(758)	539	(566)	736
Less: net income attributable to non-controlling interest, net of tax	(2)	9	2	18
Net (loss) income attributable to DXC common stockholders	$(756)	$530	$(568)	$718

Income per common share:
Basic	$(3.38)	$2.18	$(2.48)	$2.87
Diluted	$(3.38)	$2.14	$(2.48)	$2.81

Weighted average common shares outstanding for:
Basic EPS	223.92	242.65	228.99	250.02
Diluted EPS	223.92	247.69	228.99	255.21

Selected Condensed Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	March 31, 2023	March 31, 2022
Assets
Cash and cash equivalents	$1,858	$2,672
Receivables, net	3,441	3,854
Prepaid expenses	565	617
Other current assets	255	268
Assets held for sale	5	35
Total current assets	6,124	7,446

Intangible assets, net	2,569	3,378
Operating right-of-use assets, net	909	1,133
Goodwill	539	617
Deferred income taxes, net	460	221
Property and equipment, net	1,979	2,412
Other assets	3,247	4,850
Assets held for sale - non-current	18	82
Total Assets	$15,845	$20,139

Liabilities
Short-term debt and current maturities of long-term debt	$500	$900
Accounts payable	782	840
Accrued payroll and related costs	569	570
Current operating lease liabilities	317	388
Accrued expenses and other current liabilities	1,836	2,882
Deferred revenue and advance contract payments	1,054	1,053
Income taxes payable	120	197
Liabilities related to assets held for sale	9	23
Total current liabilities	5,187	6,853

Long-term debt, net of current maturities	3,900	4,065
Non-current deferred revenue	788	862
Non-current income tax liabilities and deferred income taxes	587	994
Non-current operating lease liabilities	648	815
Non-current pension obligations	463	590
Other long-term liabilities	449	546
Liabilities related to assets held for sale - non-current	3	39
Total Liabilities	12,025	14,764

Total Equity	3,820	5,375

Total Liabilities and Equity	$15,845	$20,139

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Twelve Months Ended
(in millions)	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net (loss) income	$(566)	$736
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,551	1,742
Operating right-of-use expense	404	484
Pension & other post-employment benefits, actuarial & settlement losses (gains)	1,431	(684)
Share-based compensation	108	101
Deferred taxes	(609)	255
Gain on dispositions	(260)	(421)
Provision for losses on accounts receivable	(1)	5
Unrealized foreign currency exchange losses (gains)	8	(12)
Impairment losses and contract write-offs	47	51
Debt extinguishment costs	—	311
Amortization of debt issuance costs and discount (premium)	4	—
Cash surrender value in excess of premiums paid	(17)	(24)
Other non-cash charges, net	4	15
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in receivables	412	228
Increase in prepaid expenses and other current assets	(119)	(48)
Decrease in accounts payable and accruals	(424)	(714)
(Decrease) increase in income taxes payable and income tax liability	(161)	(315)
Decrease in operating lease liability	(404)	(484)
Increase (decrease) in advance contract payments and deferred revenue	11	270
Other operating activities, net	(4)	5
Net cash provided by operating activities	1,415	1,501

Cash flows from investing activities:
Purchases of property and equipment	(267)	(254)
Payments for transition and transformation contract costs	(223)	(209)
Software purchased and developed	(188)	(295)
Business dispositions	(147)	533
Proceeds from sale of assets	171	100
Proceeds from short-term investing	—	24
Other investing activities, net	19	41
Net cash (used in) provided by investing activities	(635)	(60)

Cash flows from financing activities:
Borrowings of commercial paper	1,514	1,068
Repayments of commercial paper	(1,757)	(905)
Borrowings on long-term debt	—	19
Principal payments on long-term debt	(63)	(2,872)
Payments on finance leases and borrowings for asset financing	(511)	(990)
Proceeds from bond issuance	—	2,918
Proceeds from stock options and other common stock transactions	2	13
Taxes paid related to net share settlements of share-based compensation awards	(17)	(18)
Repurchase of common stock	(669)	(628)
Payments for debt extinguishment costs	—	(344)
Other financing activities, net	(6)	(79)
Net cash used in financing activities	(1,507)	(1,818)
Effect of exchange rate changes on cash and cash equivalents	(97)	29
Net decrease in cash and cash equivalents including cash classified within current assets held for sale	(824)	(348)
Cash classified within current assets held for sale	10	52
Net decrease in cash and cash equivalents	(814)	(296)
Cash and cash equivalents at beginning of year	2,672	2,968
Cash and cash equivalents at end of year	$1,858	$2,672

Segment Profit

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs generally include certain corporate function costs, stock-based compensation expense, pension and other post-retirement benefits (“OPEB”) actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

	Three Months Ended		Twelve Months Ended
(in millions)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
GBS profit	$240	$275	$912	$1,160
GIS profit	143	124	507	475
All other loss	(63)	(57)	(262)	(260)
Subtotal	$320	$342	$1,157	$1,375
Interest income	46	14	135	65
Interest expense	(63)	(43)	(200)	(204)
Restructuring costs	(81)	(70)	(216)	(318)
Transaction, separation and integration-related costs	(4)	(3)	(16)	(26)
Amortization of acquired intangibles	(97)	(109)	(402)	(434)
Merger related indemnification	(25)	—	(46)	—
SEC matter	—	—	(8)	—
Gains on dispositions	202	(2)	190	341
Arbitration loss	(20)	—	(29)	—
Impairment losses	(11)	(21)	(19)	(31)
Debt extinguishment cost	—	—	—	(311)
Pension and OPEB actuarial and settlement (losses) gains	(1,430)	691	(1,431)	684
(Loss) income before income taxes	$(1,163)	$799	$(885)	$1,141

Segment profit margins
GBS	13.7%	14.5%	13.1%	15.3%
GIS	7.8%	5.9%	6.8%	5.5%

Reconciliation of Non-GAAP Financial Measures

Our Non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes costs related to integration, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions.(1)
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Pension and OPEB actuarial and settlement gains and losses – pension and OPEB actuarial mark to market adjustments and settlement gains and losses.
•Merger related indemnification – represents the Company’s current estimate of potential liability to HPE for a tax related indemnification; indemnification on the Forsyth v. HP Inc. and HPE litigation(2); and indemnification on the Company’s final liability to HPE on the Oracle v. HPE litigation. These obligations are pursuant to HPES merger.
•SEC Matter - represents the Company’s current estimate of potential liability related to a previously disclosed investigation into its historical determination and disclosure of certain “transaction, separation, and integration-related costs” as part of the Company’s non-GAAP adjustments.(3)
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.(4)
•Arbitration loss - reflects losses arising from arbitration decisions in the third and fourth quarters of fiscal 2023.
•Impairment losses – impairment losses on assets classified as long-term on the balance sheet.(5)
•Debt extinguishment costs – costs associated with early retirement, redemption, repayment or repurchase of debt and debt-like items including any breakage, make-whole premium, prepayment penalty or similar costs as well as solicitation and other legal and advisory expenses.(6)
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets and adjustments for changes in tax legislation. Income tax expense (benefit) of merger and divestitures is separately computed based on the underlying transaction. Income tax expense of all other (non-discrete) non-GAAP adjustments is computed by applying the jurisdictional tax rate to the pre-tax adjustments on a jurisdictional basis.(7)

(1) TSI-Related costs include fees and other internal and external expenses associated with legal, accounting, consulting, due diligence, investment banking advisory, and other services, as well as financing fees, retention incentives, and resolution of transaction related claims in connection with, or resulting from, exploring or executing potential acquisitions, dispositions and strategic investments, whether or not announced or consummated.

The TSI-Related costs for fiscal 2023 include $16 million of costs incurred in connection with activities related to acquisitions and divestitures.

The TSI-Related costs for fiscal 2022 include $14 million of costs to execute dispositions (including $2 million for the sale of HHS which closed in October 2020 and $12 million for the sale of HPS which closed on April 1, 2021); $2 million legal costs and a $(12) million credit towards Perspecta Arbitration settlement; $5 million in expenses related to integration projects resulting from the CSC – HPE ES merger (including costs associated with continuing efforts to separate certain IT systems) and $17 million of costs incurred in connection with activities related to other acquisitions and divestitures.

(2) See Note 21 – “Commitments and Contingencies,” Forsyth, et al. v. HP Inc. and Hewlett Packard Enterprise.

(3) See Note 21 – “Commitments and Contingencies,” SEC Matter.

(4) Gains and losses on dispositions for fiscal 2023 include a $215 million gain on sale of the FDB business and a net loss of $25 million on dispositions related to certain insignificant businesses.

Gains and losses on dispositions for fiscal 2022 include a $331 million gain on sale of the HPS business, gains of $23 million on dispositions related to certain insignificant businesses, and loss of $13 million on adjustments relating to the sale of the HHS business.

(5) Impairment losses for fiscal 2023 include an $8 million impairment charge for customer related intangible assets and an $11 million impairment charge associated with a strategic investment.

Impairment losses for fiscal 2022 includes a $10 million impairment charge of capitalized TSI related property and equipment and a $21 million impairment charge of loan receivable and stock warrants associated with a strategic investment.

(6) Debt extinguishment costs for fiscal 2022 were $311 million for the partial and full redemption of term loans, senior notes, and extinguishment of debt associated with asset financing.

(7)Tax adjustment for fiscal 2023 includes $(87) million net revaluation of deferred taxes resulting from changes in non-US jurisdiction tax rates, $(28) million of adjustments to transition tax, and $(5) million for changes in valuation allowances on deferred tax assets.

Tax adjustment for fiscal 2022 includes $50 million net revaluation of deferred taxes resulting from changes in non-US jurisdiction tax rates and $(7) million of adjustment to transition tax.

Non-GAAP Results

A reconciliation of reported results to Non-GAAP results is as follows:

	Three Months Ended March 31, 2023
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification and Arbitration Loss	Gains and Losses on Dispositions	Pension and OPEB Actuarial and Settlement Gains and Losses	Impairment Losses	Tax Adjustment	Non-GAAP Results
(Loss) income before income taxes	$(1,163)	$81	$4	$97	$45	$(202)	$1,430	$11	$—	$303
Income tax (benefit) expense	(405)	16	1	19	24	1	291	3	120	70
Net (loss) income	(758)	65	3	78	21	(203)	1,139	8	(120)	233
Less: net loss attributable to non-controlling interest, net of tax	(2)	—	—	—	—	—	2	—	—	—
Net (loss) income attributable to DXC common stockholders	$(756)	$65	$3	$78	$21	$(203)	$1,137	$8	$(120)	$233

Effective Tax Rate	34.8%									23.1%

Basic EPS	$(3.38)	$0.29	$0.01	$0.35	$0.09	$(0.91)	$5.08	$0.04	$(0.54)	$1.04
Diluted EPS	$(3.38)	$0.29	$0.01	$0.34	$0.09	$(0.89)	$5.00	$0.04	$(0.53)	$1.02

Weighted average common shares outstanding for:
Basic EPS	223.92	223.92	223.92	223.92	223.92	223.92	223.92	223.92	223.92	223.92
Diluted EPS	223.92	227.58	227.58	227.58	227.58	227.58	227.58	227.58	227.58	227.58

	Fiscal Year Ended March 31, 2023
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification, Arbitration Loss, and SEC Matter	Gains and Losses on Dispositions	Impairment Losses	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
(Loss) income before income taxes	$(885)	$216	$16	$402	$83	$(190)	$19	$1,431	$—	$1,092
Income tax (benefit) expense	(319)	44	3	81	31	25	4	291	120	280
Net (loss) income	(566)	172	13	321	52	(215)	15	1,140	(120)	812
Less: net income attributable to non-controlling interest, net of tax	2	—	—	—	—	—	—	2	—	4
Net (loss) income attributable to DXC common stockholders	$(568)	$172	$13	$321	$52	$(215)	$15	$1,138	$(120)	$808

Effective Tax Rate	36.0%									25.6%

Basic EPS	$(2.48)	$0.75	$0.06	$1.40	$0.23	$(0.94)	$0.07	$4.97	$(0.52)	$3.53
Diluted EPS	$(2.48)	$0.74	$0.06	$1.38	$0.22	$(0.92)	$0.06	$4.89	$(0.52)	$3.47

Weighted average common shares outstanding for:
Basic EPS	228.99	228.99	228.99	228.99	228.99	228.99	228.99	228.99	228.99	228.99
Diluted EPS	228.99	232.62	232.62	232.62	232.62	232.62	232.62	232.62	232.62	232.62

	Three Months Ended March 31, 2022
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Gains and Losses on Dispositions	Pension and OPEB Actuarial and Settlement Gains and Losses	Impairment Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	$799	$70	$3	$109	$2	$(691)	$21	$—	$313
Income tax expense	260	17	1	27	(13)	(172)	5	(25)	100
Net income	539	53	2	82	15	(519)	16	25	213
Less: net income attributable to non-controlling interest, net of tax	9	—	—	—	—	(5)	—	—	4
Net income attributable to DXC common stockholders	$530	$53	$2	$82	$15	$(514)	$16	$25	$209

Effective Tax Rate	32.5%								31.9%

Basic EPS	$2.18	$0.22	$0.01	$0.34	$0.06	$(2.12)	$0.07	$0.10	$0.86
Diluted EPS	$2.14	$0.21	$0.01	$0.33	$0.06	$(2.08)	$0.06	$0.10	$0.84

Weighted average common shares outstanding for:
Basic EPS	242.65	242.65	242.65	242.65	242.65	242.65	242.65	242.65	242.65
Diluted EPS	247.69	247.69	247.69	247.69	247.69	247.69	247.69	247.69	247.69

	Fiscal Year Ended March 31, 2022
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration- Related Costs	Amortization of Acquired Intangible Assets	Impairment Losses	Gains and Losses on Dispositions	Pension and OPEB Actuarial and Settlement Gains and Losses	Debt Extinguishment Costs	Tax Adjustment	Non-GAAP Results
Income before income taxes	$1,141	$318	$26	$434	$31	$(341)	$(684)	$311	$—	$1,236
Income tax expense	405	65	7	90	7	(104)	(171)	73	(43)	329
Net income	736	253	19	344	24	(237)	(513)	238	43	907
Less: net income attributable to non-controlling interest, net of tax	18	—	—	—	—	—	(5)	—	—	13
Net income attributable to DXC common stockholders	$718	$253	$19	$344	$24	$(237)	$(508)	$238	$43	$894

Effective Tax Rate	35.5%									26.6%

Basic EPS	$2.87	$1.01	$0.08	$1.38	$0.10	$(0.95)	$(2.03)	$0.95	$0.17	$3.58
Diluted EPS	$2.81	$0.99	$0.07	$1.35	$0.09	$(0.93)	$(1.99)	$0.93	$0.17	$3.50

Weighted average common shares outstanding for:
Basic EPS	250.02	250.02	250.02	250.02	250.02	250.02	250.02	250.02	250.02	250.02
Diluted EPS	255.21	255.21	255.21	255.21	255.21	255.21	255.21	255.21	255.21	255.21

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these Non-GAAP measures.

Year-over-Year Organic Revenue Growth

	Fiscal Year 2023
	Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23	FY23
Total revenue growth	(10.5)%	(11.4)%	(12.8)%	(10.4)%	(11.3)%
Foreign currency	5.8%	7.4%	6.6%	3.9%	6.0%
Acquisitions and divestitures	2.1%	2.5%	2.4%	3.6%	2.6%
Organic revenue growth	(2.6)%	(1.5)%	(3.8)%	(2.9)%	(2.7)%

GBS revenue growth	(6.8)%	(8.5)%	(10.7)%	(7.5)%	(8.4)%
Foreign currency	5.9%	7.4%	6.4%	3.8%	5.9%
Acquisitions and divestitures	3.7%	4.5%	4.5%	7.0%	4.9%
GBS organic revenue growth	2.8%	3.4%	0.2%	3.3%	2.4%

GIS revenue growth	(13.5)%	(14.0)%	(14.7)%	(13.0)%	(13.8)%
Foreign currency	5.8%	7.5%	6.7%	4.0%	6.0%
Acquisitions and divestitures	0.5%	0.7%	0.6%	0.5%	0.6%
GIS organic revenue growth	(7.2)%	(5.8)%	(7.4)%	(8.5)%	(7.2)%

	Fiscal Year 2022
	Q1 FY22	Q2 FY22	Q3 FY22	Q4 FY22	FY22
Total revenue growth	(8.0)%	(11.6)%	(4.6)%	(8.6)%	(8.3)%
Foreign currency	(5.7)%	(1.4)%	1.0%	3.0%	(0.8)%
Acquisitions and divestitures	10.0%	10.6%	2.2%	2.8%	6.5%
Organic revenue growth	(3.7)%	(2.4)%	(1.4)%	(2.8)%	(2.6)%

GBS revenue growth	(13.2)%	(16.5)%	1.3%	(5.4)%	(8.9)%
Foreign currency	(4.7)%	(0.9)%	1.3%	3.2%	(0.4)%
Acquisitions and divestitures	19.9%	20.8%	4.4%	5.6%	13.2%
GBS organic revenue growth	2.0%	3.4%	7.0%	3.4%	3.9%

GIS revenue growth	(3.2)%	(6.8)%	(9.5)%	(11.3)%	(7.7)%
Foreign currency	(6.6)%	(1.9)%	0.9%	2.9%	(1.2)%
Acquisitions and divestitures	0.7%	0.7%	0.3%	0.4%	0.5%
GIS organic revenue growth	(9.1)%	(8.0)%	(8.3)%	(8.0)%	(8.4)%

EBIT and Adjusted EBIT

	Fiscal Year 2023
(in millions)	Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23	FY23
Net (loss) income	$103	$28	$61	$(758)	$(566)
Income tax (benefit) expense	19	26	41	(405)	(319)
Interest income	(20)	(28)	(41)	(46)	(135)
Interest expense	37	44	56	63	200
EBIT	139	70	117	(1,146)	(820)
Restructuring costs	33	53	49	81	216
Transaction, separation and integration-related costs	2	4	6	4	16
Amortization of acquired intangible assets	104	101	100	97	402
Merger-related indemnification	10	—	11	25	46
SEC Matter	—	8	—	—	8
Gains on dispositions	(29)	32	9	(202)	(190)
Arbitration loss	—	—	9	20	29
Impairment losses	—	—	8	11	19
Pension and OPEB actuarial and settlement losses (gains)	—	1	—	1,430	1,431
Adjusted EBIT	$259	$269	$309	$320	$1,157

EBIT Margin	3.7%	2.0%	3.3%	(31.9)%	(5.7)%
Adjusted EBIT margin	7.0%	7.5%	8.7%	8.9%	8.0%

	Fiscal Year 2022
(in millions)	Q1 FY22	Q2 FY22	Q3 FY22	Q4 FY22	FY22
Net income (loss)	$282	$(187)	$102	$539	$736
Income tax expense (benefit)	142	(61)	64	260	405
Interest income	(20)	(16)	(15)	(14)	(65)
Interest expense	62	61	38	43	204
EBIT	466	(203)	189	828	1,280
Restructuring costs	67	145	36	70	318
Transaction, separation and integration-related costs	9	3	11	3	26
Amortization of acquired intangible assets	109	110	106	109	434
Gains and losses on dispositions	(347)	—	4	2	(341)
Impairment losses	—	10	—	21	31
Pension and OPEB actuarial and settlement gains	—	—	7	(691)	(684)
Debt extinguishment costs	28	281	2	—	311
Adjusted EBIT	$332	$346	$355	$342	$1,375

EBIT margin	11.3%	(5.0)%	4.6%	20.7%	7.9%
Adjusted EBIT margin	8.0%	8.6%	8.7%	8.5%	8.5%

Source: DXC Technology
Category: Investor Relations